Exhibit 10.1
Amendment Agreement

This Amendment Agreement is dated as of October 21, 2011 between
本修正合同于2011年10月_21 日由以下双方合意达成
Party A: LY Research Corp. 甲方： LY科技公司 22 Sunrise Bay Blvd., Tuckerton, NJ 08087, USA, and Party B: China YCT International Group, Inc. (“CYIG”) 乙方：中国永春堂国际集团公司（“永春堂”） Sishui Industrial Zone, Shandong, China

WHEREAS, the parties executed a Purchase Agreement in February 2011, as amended as of August 15, 2011 (the “Purchase Agreement”) which provided, in part, for the transfer to Party B of US patent No. 6,475,531 B1 (the “Patent””) in consideration for the issuance of shares of common stock of the Company (the “Shares”) and desire to execute this Amendment Agreement to provide, as follows.

鉴于各方已2011年2月签订了收购协议，并于2011年8月15日修订（“收购协议”），约定，由甲方向乙方转让美国专利号为6,475,531的专利（“专利”），作为对价乙方向甲方发行其公司的普通股（“股份”），并希望签订此补充协议，约定如下。

1.	Financing

In the event that Party B cannot, within one year of the date of this Agreement,  either (i) raise a minimum of $20,000,000 in gross proceeds from a debt or equity financing, or a series of debt and/or equity financings (the “Financing”), or (ii) list its common stock on NASDAQ or a major foreign stock exchange, then the Shares issued to Party A pursuant to the Purchase Agreement shall be returned to Party B and the Patent shall be returned to Party A and the Purchase Agreement, as amended, shall be cancelled and of no further force or effect.
融资。如果乙方不能, 自本修正合同成立之日起一年内,（i）完成2000万美元毛总收益的一个或一系列债务或股本融资（“融资”），或（ii）使其普通股在NASDAQ或其他国外主要交易所上市，那么根据收购合同给甲方的股份应归还乙方，且专利应归还甲方，以及经修订的收购协议应被取消，并不发生任何效力。

2.	Voting and Dividends

Party A agrees that it waives its right to (i) vote its Shares and (ii) receive any dividends or other distributions from Party B until the earlier of (a) completion of the Financing or (b) the listing of the shares of common stock of Party B on NASDAQ or a major foreign stock exchange  .

投票权和分红。甲方同意放弃其以下权利：（1）股份的投票权和（2）在（a）融资完成，或（b）本合同成立之日起一年内乙方的股票在NASDAQ或其他国外主要交易所挂牌，任一事件发生之前，从永春堂获得分红的权利。

3.	Entire Agreement.

This Amendment (when executed) and the Purchase Agreement, will constitute the entire agreement between the parties with respect to the subject matter hereof and will supersede all prior agreements, understandings and undertakings, if any, with respect to the matters covered hereby and by the Purchase Agreement. .

完整协议。本修正协议（当签字时）及收购协议将构成各方之间就本协议和收购协议标的物的全部协议，并将取代所有涉及所涉事项方面的协议，理解和承诺。

期。

4.	Miscellaneous.

The Purchase Agreement, as amended by this Amendment Agreement, may not be changed, modified or amended except by writing signed by the parties hereto.  This Agreement shall be binding upon and inure to the benefit of the successors, affiliates and assigns of the parties.  This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws.  In the event of conflict, the parties consent to the jurisdiction and venue of the courts of the State of New York.

杂项。除双方书面签字认可外，经本修正协议修正的收购协议不得被改变，修改或修订。本协议应具有约束力，并衍生至各方的继承人，关联方和受转让人。本协议应受排除冲突法的纽约州法律管辖。在法律冲突时，各方同意纽约州法院的管辖权和地点。

Party A: LY Research Corp.甲方
By: /s/ Yanguang Liu

Dr. Yanguang Liu, Chief Executive Officer

Party B: China YCT International Group, Inc.乙方
By: /s/Tinghe Yan

Tinghe Yan, Chief Executive Officer

Acknowledged: 通知：

LY (HK) Biotech Limited

By: /s/ Yanguang Liu

Dr. Yanguang Liu